UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2014

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 8.01 Other Events.

As previously disclosed on June 17, 2014, SunTrust Mortgage, Inc. (“SunTrust Mortgage”) on the one hand and the United States Department of Justice, the United States Department of Housing and Urban Development, certain other federal agencies, and the Attorneys General for forty-nine states and the District of Columbia (collectively, the “Government”) on the other hand, reached a definitive agreement to settle (i) certain civil and administrative claims arising from FHA-insured mortgage loans originated by SunTrust Mortgage from January 1, 2006 through March 31, 2012, and (ii) certain alleged civil claims regarding SunTrust’s mortgage servicing and origination practices as part of its portion of the National Mortgage Servicing Settlement. Pursuant to the settlement agreement, and as previously disclosed on October 10, 2013, SunTrust will provide $500 million of consumer relief, make a $468 million cash payment, and implement certain mortgage servicing standards. In return, the Government released SunTrust Mortgage, SunTrust Banks, Inc., and its affiliates (collectively “SunTrust” or the “Company”) from most claims.

The Company previously recorded the estimated cost of this settlement, including providing the contemplated consumer relief, in the third of quarter of 2013, at the time it announced the agreements in principle. The Company does not expect to record additional costs as a result of the definitive agreement and does not expect that the implementation of servicing standards required by the settlement agreement will have a material impact on its future results.

Important Cautionary Statement

This report contains forward-looking statements. For example, statements regarding the expected financial impact of a settlement are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic reports that we file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: June 20, 2014.	By:	/s/ David A. Wisniewski
David A. Wisniewski, Senior Vice President,
Deputy General Counsel and Assistant Secretary